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                                                                  EXHIBIT 11.1

                              COLORADO MEDTECH, INC.

   Statement Re: Computation of Primary and Fully Diluted Earnings Per Share for the Three and Six-Month Periods Ended December 31, 1996

                                                  Three-Months Ended      Six-Months Ended
                                                  December 31, 1996       December 31, 1996
                                                     Primary and             Primary and
                                                    Fully Diluted           Fully Diluted
                                                  ------------------      -----------------
Net income                                             $491,734                $945,069

Interest income from investment of proceeds
  from assumed exercise of options/warrants in
  excess of proceeds used to repurchase
  outstanding shares (see below), net of
  income taxes (investment assumed to be made
  in U.S. government securities)                         55,528                 109,846
                                                     ----------              ----------
Adjusted net income                                  $  547,262              $1,054,915
                                                     ----------              ----------
                                                     ----------              ----------

Weighted average common shares outstanding            6,909,649               6,905,705

Plus - Common stock equivalents                       5,594,829               5,542,690

Less - use of proceeds from assumed exercise of
  options/warrants to repurchase outstanding
  shares at the yearend market price not to
  exceed 20% of the outstanding shares               (1,381,930)             (1,381,141)
                                                     ----------              ----------

Adjusted weighted common shares outstanding          11,122,548              11,067,254
                                                     ----------              ----------
                                                     ----------              ----------

Fully diluted net income per share                   $      .05              $      .10
                                                     ----------              ----------
                                                     ----------              ----------

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